                                                                     EXHIBIT 9.1

                             VOTING TRUST AGREEMENT


         THIS VOTING TRUST AGREEMENT (this "Agreement") is made the 1st day of February, 1998 by and among KATHLEEN MEEHAN and MARY JENNIFER CRAWFORD (the "Stockholders"), stockholders holding voting shares of common stock of Crawford Equipment and Engineering Company (the "Corporation"), a corporation organized pursuant to the laws of Florida, having its principal office at 436 E. Landstreet, Orlando, Florida 32859 and JAMES P. CRAWFORD and KATHLEEN B. CRAWFORD (the "Trustees").


                                  WITNESSETH:

         WHEREAS, the Stockholders do not intend to take an active part in the Corporation's management; and

         WHEREAS, the Stockholders desire that their interests in the Corporation be protected; and

         WHEREAS, the parties intend to accomplish this by the provisions of this Agreement;


                            IT IS AGREED AS FOLLOWS:

         1. Recitals. The recitals set forth above in the "Whereas" clauses are
            --------
true and correct and are incorporated herein by reference.

         2. Transfer of Stock to Trustees. The Stockholders shall assign and
            -----------------------------
deliver their stock certificates (representing voting shares of common stock of Corporation) to the Trustees who shall cause the stock represented by the certificates to be transferred to them as voting Trustees on the books of Corporation.

         3. Term of Trust. The voting trust created by this Agreement shall
            -------------
continue for ten (10) years from the date of this Agreement.

         4. Trustees' Powers. During the term of this Agreement, the Trustees
            ----------------
shall have the exclusive right to vote the stock transferred pursuant to this Agreement, or to give written consents in lieu of voting the stock for any purpose, in person or by proxy at any and all meetings of Stockholders of the Corporation and in any proceedings at which the vote or written consent of Stockholders may be required or authorized by law.

         5. Trust Certificates. The Trustees will issue and deliver to each of
            ------------------
the Stockholders (or the Stockholders' nominee) certificates for the number of shares transferred by him to the Trustees, in form substantially as follows:

                                TRUST CERTIFICATE
         No. [number]                                      [number] of Shares

                  The undersigned, Voting Trustees of the stock of Crawford Equipment & Engineering Company (the "Corporation"), under an agreement made [date], having received certain shares of the common stock of Corporation, pursuant to the agreement, and which agreement the holder of this Certificate by accepting it, ratifies and adopts, certify that [name] will be entitled to receive a certificate for [number] fully paid shares of Corporation on the expiration of the voting trust agreement and, in the meantime, shall be entitled to receive payments equal to any dividends that may be collected by Trustees upon a like number of shares held by them under the terms of the trust agreement.

                  This Certificate is transferable only on the books of Trustees, by the registered holder in person or by his authorized attorney. By accepting this Certificate, the holder consents that Trustees may treat the registered holder as the true owner for all purposes, except the delivery of stock certificates, which delivery shall not be made without surrender of this Certificate.

                  The shares represented by this Certificate are subject to restrictions on transferability imposed by State and Federal Securities laws. In addition, the shares represented by this Certificate are further subject to certain contractual lockup provisions that affect the transferability of such shares that have been imposed by Discovery Capital Group, Inc., the financial consultant to the Corporation.

                  IN WITNESS WHEREOF, Trustees have caused this Certificate to be executed in their names and have affixed their hands and seals as of the date and year first above written.

         5. Expiration of Term. At the expiration of the term of the trust, the
            ------------------
Trustees or their survivors will, upon surrender of the trust certificates, deliver to the holders of the certificates shares of stock of Corporation equivalent in amount to the shares represented by the trust certificates surrendered.

         6. Limitation of Trustees' Liability. The Trustees will use their best
            ---------------------------------
judgment in voting the stock held by them, but assume no responsibility for the consequence of any vote cast, or consent given by them in good faith, and in the absence of gross negligence.

         7. Death, Resignation, Incapacity of Trustees. Upon the death,
            ------------------------------------------
resignation, or inability to act of any of the Trustees, the survivors or survivor may act alone with all rights, powers, and privileges; no Trustee shall be required to give bond or other security for the faithful performance of his duties. A Trustee may resign by submitting his resignation in writing to the Secretary of Corporation. The resignation shall become effective upon the date of receipt.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto in manner and form sufficient to bind them as of the day and year first above written.


                                           "Stockholders"

                                           /s/ Kathleen Meehan
                                           ----------------------------------
                                           KATHLEEN MEEHAN

                                           /s/ Mary Jennifer Crawford
                                           ----------------------------------
                                           MARY JENNIFER CRAWFORD


                                                "Trustees"

                                           /s/ James P. Crawford
                                           ----------------------------------
                                           JAMES P. CRAWFORD

                                           /s/ Kathleen B. Crawford
                                           ----------------------------------
                                           KATHLEEN B. CRAWFORD

                                TRUST CERTIFICATE
No.  2                                                             90,000 Shares
   -----

                  The undersigned, Voting Trustees of the stock of Crawford Equipment & Engineering Company (the "Corporation"), under a Voting Trust Agreement made the 1st day of February, 1998 (the "Agreement"), having received certain shares of the common stock of Corporation, pursuant to the Agreement, and which Agreement the holder of this Certificate by accepting it, ratifies arid adopts, certify that MARY JENNIFER CRAWFORD will be entitled to receive a certificate for 90,000 fully paid shares of Corporation on the expiration of the Agreement and, in the meantime, shall be entitled to receive payments equal to any dividends that may be collected by Trustees upon a like number of shares held by them under the terms of the Agreement.

                  This Certificate is transferable only on the books of Trustees, by the registered holder in person or by his authorized attorney. By accepting this Certificate, the holder consents that Trustees may treat the registered holder as the true owner for all purposes, except the delivery of stock certificates, which delivery shall not be made without surrender of this Certificate.

                  The shares represented by this Certificate are subject to restrictions on transferability imposed by State and Federal Securities laws. In addition, the shares represented by this Certificate are further subject to certain contractual lockup provisions that affect the transferability of such shares that have been imposed by Discovery Capital Group, Inc., the financial consultant to the Corporation.

                  [N WITNESS WHEREOF, Trustees have caused this Certificate to be executed in their names and have affixed their hands and seals as of the date and year first above written.


                                                /s/ James P. Crawford
                                                -------------------------------
                                                JAMES P. CRAWFORD


                                                /s/ Kathleen B. Ford
                                                -------------------------------
                                                KATHLEEN B. FORD

                                TRUST CERTIFICATE

No.  1                                                             90,000 Shares
   -----

                  The undersigned, Voting Trustees of the stock of Crawford Equipment & Engineering Company (the "Corporation"), under a Voting Trust Agreement made the 1st day of February, 1998 (the "Agreement"), having received certain shares of the common stock of Corporation, pursuant to the Agreement, and which Agreement the holder of this Certificate by accepting it, ratifies and adopts, certify that KATHLEEN MEEHAN will be entitled to receive a certificate for 90,000 fully paid shares of Corporation on the expiration of the Agreement and, in the meantime, shall be entitled to receive payments equal to any dividends that may be collected by Trustees upon a like number of shares held by them under the terms of the Agreement.

                  This Certificate is transferable only on the books of Trustees, by the registered holder in person or by his authorized attorney. By accepting this Certificate, the holder consents that Trustees may treat the registered holder as the true owner for all purposes, except the delivery of stock certificates, which delivery shall not be made without surrender of this Certificate.

                  The shares represented by this Certificate are subject to restrictions on transferability imposed by State and Federal Securities laws. In addition, the shares represented by this Certificate are further subject to certain contractual lockup provisions that affect the transferability of such shares that have been imposed by Discovery Capital Group, Inc., the financial consultant to the Corporation.

                  IN WITNESS WHEREOF, Trustees have caused this Certificate to be executed in their names and have affixed their hands and seals as of the date and year first above written.


                                              /s/ James P. Crawford
                                              --------------------------------
                                              JAMES P. CRAWFORD


                                              /s/ Kathleen B. Crawford
                                              --------------------------------
                                              KATHLEEN B. CRAWFORD